Exhibit 99.1

Bioxytran Expands Institutional Investor Base with an additional $500,000 Equity Investment

-	Funding in place to meet next regulatory milestone

BOSTON, MASSACHUSETTS, June 12, 2023 (GLOBE NEWSWIRE) — BIOXYTRAN, INC. (BIXT), (the “Company”), a clinical stage biotechnology company developing anti-viral oral drugs to treat retroviruses like SARS-CoV-2 which cause COVID-19 and other viral diseases, announced that it has entered into a common stock purchase agreement with TRITON FUNDS LP for $500,000. The proceeds will help kickstart the dosage optimization study for mild to moderate COVID-19, which has already received the regulatory approval to proceed with dosing. TRITON FUNDS is the second institutional investor aligning its investment strategy with the lead institutional investor Walleye Capital, LLC which was founded in 2005 and now has $5 billion plus of assets under management.

The funding is sufficient to reach the next milestone of a submission of a Phase 3 regulatory trial in India for mild to moderate COVID-19. Bioxytran’s Clinical Research Organization (CRO) has indicated that dosing in the 40-patient trial is expected to commence within the month now that the funding is in place.

“As a cornerstone of our investment portfolio, TRITON FUNDS has been meticulously and strategically trying to build a robust position in Bioxytran over the past year”, said Axel Olson, Equity Analyst and Entrepreneur in Residence at TRITON FUNDS. “Our investment not only serves to solidify our cost basis but, more importantly, empowers Bioxytran with the necessary capital infusion to propel them towards their impending milestone.”

He added, “Having observed the company’s trajectory for well over a year, we’ve been profoundly inspired by the tenacity and resilience of the management team, who have navigated with aplomb amidst a challenging regulatory and financial terrain. We are firm believers in the transformational potential of Bioxytran’s technological prowess, a promising beacon that could drastically alter the treatment landscape for viral diseases. This investment represents our steadfast confidence in Bioxytran’s capacity to usher in a new era in medical science.”

About Bioxytran, Inc.

Bioxytran, Inc. is a clinical stage biotechnology company developing novel therapies targeting the treatment of significant unmet medical needs in virology, degenerative disease, and hypoxia. The leading drug candidate, Prolectin-M, is a new class of antiviral drugs called Galectin Antagonists designed to neutralize galectins implicated in inflammatory, fibrotic, and malignant diseases. Bioxytran’s other development programs are for pulmonary fibrosis and stroke treatment. More information can be found at www.bioxytraninc.com

About TRITON FUNDS

As the nation’s premier student-managed fund, TRITON FUNDS empowers students with real-world experience in Venture Capital and Private Equity. Our millennial-driven, alternative investment strategies foster growth and transformation in promising industries. We champion a growth cycle that benefits students, investors, and the broader community. Discover more at www.tritonfunds.com.

Investor Relations
Michael Sheikh

509-991-0245

mike.sheikh@bioxytraninc.com

Forward-Looking Statements

This press release includes forward-looking statements as defined under federal law, including those related to the performance of technology described in this press release. These forward-looking statements are generally identified by the words “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” and similar expressions, although not all forward-looking statements contain these identifying words. Such statements are subject to significant risks, assumptions and uncertainties. Known material factors that could cause Bioxytran’s actual results to differ materially from the results contemplated by such forward-looking statements are described in the forward-looking statements and risk factors in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and those risk factors set forth from time-to-time in other filings with the Securities and Exchange Commission. Bioxytran undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events, or otherwise, except to the extent required under federal securities laws.